Exhibit 10.4

ESCROW AGREEMENT

This Escrow Agreement, dated as of             ,      (this “Agreement”), is by and among HF2 Financial Management Inc., a Delaware corporation (the “Company”), each of the parties set forth on the signature page hereto under the heading “Initial Stockholders” (collectively, the “Initial Stockholders” and each an “Initial Stockholder”) and Bingham McCutchen LLP, a Massachusetts limited liability partnership (the “Escrow Agent”).

WHEREAS, the Company and each of the Initial Stockholders have entered into a letter agreement (the “Letter Agreements”), dated as of the date hereof, pursuant to which each of the Initial Stockholders will purchase Sponsors’ Shares (as defined in the Letter Agreements);

WHEREAS, each of the Initial Stockholders has agreed as a condition of the sale of the Sponsors’ Shares to deposit the amount set forth opposite the name of such Initial Stockholder on Exhibit A hereto (with respect to each Initial Stockholder, the “Sponsors’ Purchase Price”) in escrow as hereinafter provided; and

WHEREAS, the Company and each of the Initial Stockholders desire that the Escrow Agent accept the Sponsors’ Purchase Price, in escrow, to be held and disbursed as hereinafter provided.

NOW, THEREFORE, in consideration of the premises, representations, warranties and mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

Section 1. Appointment of Escrow Agent. The Company and the Initial Stockholders hereby appoint the Escrow Agent to act in accordance with and subject to the terms of this Agreement and the Escrow Agent hereby accepts such appointment and agrees to act in accordance with and subject to such terms.

Section 2. Deposit of Sponsors’ Purchase Price. In accordance with the Letter Agreements and within three (3) days after the Company’s request therefor, each of the Initial Stockholders shall deliver to the Escrow Agent by wire transfer of immediately available funds to a non-interest bearing account designated by the Escrow Agent the Sponsors’ Purchase Price, to be held and disbursed subject to the terms and conditions of this Agreement.

Section 3. Disbursement of Sponsors’ Purchase Price.

(a) The Escrow Agent shall hold the Sponsors’ Purchase Price until the earliest of (i) receipt of the written notice(s) referred to in Sections 3(b) and 3(c), (ii) 10:00 a.m. New York City time on the 46th day after the date of the consummation of the Company’s initial public offering of its Class A common stock (the “IPO”) if the underwriters of the IPO have not exercised their over-allotment option and (iii) 12:00 p.m. New York City time on the 60th day after the last day on which the Initial Stockholders are required to deliver the Sponsor’s Purchase Price to the Escrow Agent under Section 2 hereof (the “Escrow Period”); provided, however, that if the Escrow Agent receives a notice executed by the Chairman of the Board, Chief Executive Officer or other authorized officer of the Company that the Company is being liquidated at any time after the Escrow Agents receipt of the Sponsors’ Purchase Price, then the Escrow Agent shall promptly return the Sponsors’ Purchase Price to each of the Initial Stockholders.

(b) If the Chairman of the Board, Chief Executive Officer or other authorized officer of the Company provides written notice to the Escrow Agent, in form reasonably acceptable to the Escrow Agent, certifying that the closing of the IPO is imminent (i.e., will be completed momentarily) and the amount of Sponsors’ Purchase Price to be disbursed, then the Escrow Agent shall deposit such amount of Sponsors’ Purchase Price, without interest or deduction, into the trust account established by the Company for the benefit of the Company’s public stockholders as described in the Company’s registration statement on Form S-1 relating to the IPO.

(c) If the Chairman of the Board, Chief Executive Officer or other authorized officer of the Company provides written notice to the Escrow Agent, in form reasonably acceptable to the Escrow Agent, certifying that the closing of the purchase of securities pursuant to the exercise of the underwriters’ over-allotment option for the IPO is imminent (i.e., will be completed momentarily) and the amount of Sponsors’ Purchase Price to be disbursed, then the Escrow Agent shall deposit such amount of Sponsors’ Purchase Price, without interest or deduction, into the trust account established by the Company for the benefit of the Company’s public stockholders as described in the Company’s registration statement on Form S-1 relating to the IPO.

(d) If the Escrow Agent has not disbursed the entire amount of the Sponsors’ Purchase Price pursuant to Sections 3(b) and 3(c) prior to 10:00 a.m. New York City time on the 46th day after the date of the consummation of the IPO and has received written notice from the Chairman of the Board, Chief Executive Officer or other authorized officer of the Company that the underwriters’ over-allotment option for the IPO has not been exercised within the required timeframe, then the Escrow Agent shall promptly return the amount of Sponsor’s Purchase Price remaining in the non-interest bearing escrow account to each of the Initial Stockholders, without interest or deduction.

(e) If the Escrow Agent has not disbursed the entire amount of the Sponsors’ Purchase Price pursuant to Sections 3(b), 3(c) and 3(d) prior to 12:00 p.m. New York City time on the 60th day after the last day on which the Initial Stockholders are required to deliver the Sponsor’s Purchase Price to the Escrow Agent under Section 2 hereof, then the Escrow Agent shall promptly return the Sponsor’s Purchase Price to each of the Initial Stockholders, without interest or deduction.

(f) The Escrow Agent shall have no further duties hereunder after the disbursement of the Sponsors’ Purchase Price in accordance with this Section 3.

Section 4. Concerning the Escrow Agent.

(a) Good Faith Reliance. The Escrow Agent shall not be liable for any action taken or omitted by it in good faith and in the exercise of its own best judgment, and may rely conclusively and shall be protected in acting upon any order, notice, demand, certificate, opinion or advice of counsel (including counsel chosen by the Escrow Agent), statement, instrument, report or other paper or document (not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and acceptability of any information therein contained) which is believed by the Escrow Agent to be genuine and to be signed or presented by the proper person or persons. The Escrow Agent shall not be bound by any notice or demand, or any waiver, modification, termination or rescission of this Agreement unless evidenced by a writing delivered to the Escrow Agent signed by the proper party or parties and, if the duties or rights of the Escrow Agent are affected, unless it shall have given its prior written consent thereto.

(b) Indemnification. The Escrow Agent shall be indemnified and held harmless, jointly and severally, by the Company and the Initial Stockholders other than Bulldog Investors and White Sand Investor Group, LP (such indemnifying parties, the “Indemnifying Stockholders”) from and against any losses, claims, damages, liabilities or expenses, including counsel fees and disbursements, suffered by the Escrow Agent in connection with any action, suit or other proceeding involving any claim which in any way, directly or indirectly, relates to or arises out of this Agreement, the performance by the Escrow Agent of services under this Agreement or with respect to the Sponsors’ Purchase Price, except to the extent any losses, claims, damages or liabilities are found in a final judgment by a court of competent jurisdiction to have resulted from the Escrow Agent’s willful misconduct or gross negligence. Promptly after the receipt by the Escrow Agent of notice of any demand or claim or the commencement of any action, suit or proceeding, the Escrow Agent shall notify the Company and the Indemnifying Stockholders in writing. In the event of the receipt of such notice, the Escrow Agent, in its sole discretion, may commence an action in the nature of interpleader in an appropriate court to determine ownership or disposition of the Sponsors’ Purchase Price or it may deposit the Sponsors’ Purchase Price with the clerk of any appropriate court or it may retain the Sponsors’ Purchase Price pending receipt of a final, non-appealable order of a court having jurisdiction over all of the parties hereto directing to whom and under what circumstances the Sponsors’ Purchase Price is to be disbursed and delivered. The Company and the Initial Stockholders agree that the Escrow Agent shall have no liability (whether direct or indirect, in contract, tort or otherwise) to the Company or the Initial Stockholders under this Agreement related to or arising out of the performance by the Escrow Agent of services under this Agreement or with respect to the Sponsors’ Purchase Price, except to the extent any losses, claims, damages or liabilities are found in a final judgment by a court of competent jurisdiction to have resulted from the Escrow Agent’s willful misconduct or gross negligence. The provisions of this Section 4(b) shall survive in the event the Escrow Agent resigns or is discharged pursuant to Sections 4(e) or 4(f) below.

(c) Compensation. The Escrow Agent shall be entitled to reimbursement from the Company for all expenses paid or incurred by it in the administration of its duties hereunder including, but not limited to, all counsel, advisors’ and agents’ fees and disbursements and all taxes or other governmental charges.

(d) Further Assurances. If the underwriters’ over-allotment option for the IPO has not been exercised during the 45-day period following the consummation of the IPO, then, no later than 9:00 a.m. New York City time on the 46th day after the date of the consummation of the IPO, the Chairman of the Board, Chief Executive Officer or other authorized officer of the Company shall provide written notice to the Escrow Agent certifying that the underwriters’ over-allotment option for the IPO has not been exercised within the required timeframe. From time to time on and after the date hereof, the Company and the Initial Stockholders shall deliver or cause to be delivered to the Escrow Agent such further documents and instruments and shall do or cause to be done such further acts as the Escrow Agent shall reasonably request to carry out more effectively the provisions and purposes of this Agreement, to evidence compliance herewith or to assure itself that it is protected in acting hereunder.

(e) Resignation. The Escrow Agent may resign at any time and be discharged from its duties as escrow agent hereunder by its giving the other parties hereto written notice and such resignation shall become effective as hereinafter provided. Such resignation shall become effective at such time that the Escrow Agent shall turn over to a successor escrow agent appointed by the Company, the Sponsors’ Purchase Price held hereunder. If no new escrow agent is so appointed within the sixty (60) day period following the giving of such notice of resignation, the Escrow Agent may deposit the Sponsors’ Purchase Price with any court it reasonably deems appropriate.

(f) Discharge of Escrow Agent. The Escrow Agent shall resign and be discharged from its duties as escrow agent hereunder if so requested in writing at any time by the other parties hereto, jointly; provided, however, that such resignation shall become effective only upon acceptance of appointment by a successor escrow agent as provided in Section 4(e).

(g) Liability. Notwithstanding anything herein to the contrary, the Escrow Agent shall not be relieved from liability hereunder for its own gross negligence or its own willful misconduct.

(h) Waiver. The Escrow Agent hereby waives any right of set-off or any other right, title, interest or claim of any kind (“Claim”) in, or to any distribution of, the trust account (to be established by the Company for the benefit of the Company’s public stockholders as described in the Company’s registration statement filed in connection with the IPO) and hereby agrees not to seek recourse, reimbursement, payment or satisfaction for any Claim against such trust account for any reason whatsoever.

Section 5. Miscellaneous.

(a) Governing Law. This Agreement shall for all purposes be deemed to be made under and shall be construed in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction.

(b) Entire Agreement. This Agreement contains the entire agreement of the parties hereto with respect to the subject matter hereof and, except as expressly provided herein, may not be changed or modified except by an instrument in writing signed by the party to the charged.

(c) Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation thereof.

(d) Binding Effect. This Agreement shall be binding upon and inure to the benefit of the respective parties hereto and their legal representatives, successors and assigns.

(e) Notices. Any notice or other communication required or which may be given hereunder shall be in writing and either be delivered personally or by facsimile or be mailed, certified or registered mail, or by private national courier service, return receipt requested, postage prepaid, and shall be deemed given when so delivered personally, or upon receipt of confirmation of transmission if sent by facsimile, or, if mailed, two days after the date of mailing, as follows:

If to the Company, to:

HF2 Financial Management Inc.

999 18th Street, Suite 3000

Denver, Colorado 80202

Attn: Richard S. Foote, President and Chief Executive Officer

Fax No.: (646) 224-8222

If to a Stockholder, to his address set forth in Exhibit A.

and if to the Escrow Agent, to:

Bingham McCutchen LLP

399 Park Avenue New York,

New York 10022

Attn: Floyd I. Wittlin, Esq.

Fax No.: (212) 702-3625

The parties may change the persons and addresses to which the notices or other communications are to be sent by giving written notice to any such change in the manner provided herein for giving notice.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Escrow Agreement to be effective as of the date first set forth above.

COMPANY:

HF2 FINANCIAL MANAGEMENT INC.

By:
Name:
Title:

INITIAL STOCKHOLDERS:

Bulldog Investors

By:
Name:
Title:

White Sand Investor Group, LP

By:
Name:
Title:

Broad Hollow Investors LLC

By:
Name:
Title:

Broad Hollow LLC

By:
Name:
Title:

Healey Associates LLC

By:
Name:
Title:

Healey Family Foundation

By:
Name:
Title:

Burke Family Trust

By:
Name:
Title:

Parsifal Partners B, LP

By:
Name:
Title:

PanMar Capital llc

By:
Name:
Title:

Randall S. Yanker

By:
Name:
Title:

NAR Special Global, LLC

By:
Name:
Title:

Thomas Maheras

By:
Name:
Title:

Daniel T. Smythe

By:
Name:
Title:

Ramnarain Jaigobind

By:
Name:
Title:

Dickinson Investments LLC

By:
Name:
Title:

SC-NGU LLC

By:
Name:
Title:

Jeffrey J. Hodgman

By:
Name:
Title:

Paul D. Schaeffer

By:
Name:
Title:

Joseph C. Canavan

By:
Name:
Title:

Robert H. Zerbst

By:
Name:
Title:

ESCROW AGENT:

BINGHAM MCCUTCHEN LLP

By:
Name:
Title:

EXHIBIT A

Initial Stockholder	Sponsors’ Purchase Price
Bulldog Investors	$1,129,700
White Sand Investor Group, LP	$300,000
Broad Hollow Investors LLC	$1,718,750
Broad Hollow LLC	$281,250
Healey Associates LLC	$1,497,900
Healey Family Foundation	$1,497,900
Burke Family Trust	$1,500,000
Parsifal Partners B, LP	$1,250,000
PanMar Capital llc	$250,000
Randall S. Yanker	$1,130,000
NAR Special Global, LLC	$3,390,000
Thomas Maheras	$565,000
Daniel T. Smythe	$452,000
Ramnarain Jaigobind	$282,500
Dickinson Investments LLC	$56,500
SC-NGU LLC	$56,500
Jeffrey J. Hodgman	$113,000
Paul D. Schaeffer	$113,000
Joseph C. Canavan	$300,000
Robert H. Zerbst	$100,000